As filed with the Securities and Exchange Commission on January 18, 2000
                                                          Registration No. 333









                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933


                               J & J SNACK FOODS CORP.
               (Exact name of Registrant as specified in its charter)


              New Jersey                 2050                22-1935537

            (State or other        (Primary Standard      (I.R.S. Employer
            jurisdiction of           Industrial           Identification
           incorporation or         Classification             Number)
             organization)           Code Number)



                              J & J SNACK FOODS CORP.
                                6000 Central Highway
                           Pennsauken, New Jersey   08109
          (Address, including zip code of Registrant's principal executive offices)

                              J & J SNACK FOODS CORP.
           1992 STOCK OPTION PLAN AND THE 1992 NON-STATUTORY STOCK OPTION
                                        PLAN
                             FOR NON-EMPLOYEE DIRECTORS
                            AND CHIEF EXECUTIVE OFFICER

                              (Full title of the Plan)

                                 GERALD B. SHREIBER
                    Chairman, President, Chief Executive Officer
                                    and Director
                              J & J Snack Foods Corp.
                                600 Central Highway
                               Pennsauken, NJ   08109











                                   (856) 665-9533
                        (Name, address and telephone number,
                     including area code, of agent for service)


                                     Copies to:

                             A. FRED RUTTENBERG, ESQUIRE
                          Blank Rome Comisky & McCauley LLP
                                 A Pennsylvania LLP
                           210 Lake Drive East, Suite 200
                            Cherry Hill, New Jersey 08002
                                   (856) 779-3600

                           CALCULATION OF REGISTRATION FEE




           Title of each      Amount     Proposed
             class of         to be       maximum      Proposed     Amount of
         securities to be   registere    offering      maximum      registrat
            registered         d(1)        price       offering      ion fee
                                         per share      price




        Common Stock ...    1,100,000   $19.00 (2)   $20,900,000.00  $5,517.60





       (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plans, may become subject to the Plans pursuant to the anti-dilution provision of the Plans.
       (2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee.





                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Item 1.   Plan Information

               The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the J & J Snack Foods Corp. 1992 Stock Option Plan and the1992 Non-Statutory Stock Option Plan for Non-Employee Directors and Chief Executive Officers (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

               Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          Item 2.   Registrant Information and Employee Plan Annual
                Information.

               The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.







                                       PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Certain Documents by Reference.

               The following documents previously or concurrently filed by J & J Snack Foods Corp. ("J & J" or the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

                (i)     The Company's Annual Report on Form 10-K for the
                    fiscal year ended September 25, 1999 (File No. 0-14616) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and all amendments thereto;

                (ii)All other reports filed by the Company pursuant to
                    Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (i) above; and

                (iii)The description of the Company's Common Stock, which
                    is incorporated by reference to the Company's Registration Statement on Form S-2 (File No. 33-40811) filed with the Commission on May 24, 1991 and all amendments or reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

               The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Dennis G. Moore, Secretary of the Company, J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109, telephone number (856) 665-9533.

               All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

          Item 4.   Description of Securities.

               Not Applicable.

          Item 5.   Interests of Named Experts and Counsel.

               Not Applicable.

          Item 6.   Indemnification of Directors and Officers.

               Under Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA"), the Company must indemnify each of its directors and officers for his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he is successful on the merits.

               The By-Laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity) by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding, except as otherwise provided in the By-Laws. Expenses incurred by a director of officer of the Company in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company, except as otherwise provided in the By-Laws. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, provisions contained in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of shareholders or directors of otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding that office.

               The Amended and Restated Certificate of Incorporation of the Company provides that directors shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director from such liability for any breach of duty based on an act or omission (a) in breach of such director's duty of loyalty to the Company or its shareholders, or (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt by such director of an improper personal benefit.

               The Company's directors and officers are currently insured under a Directors and Officers Liability Including Company Reimbursement Policy with a policy limit of $5,000,000, subject to certain deductibles and exclusions, for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers of the Company in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Company.



          Item 7.   Exemption from Registration Claimed.

               Not Applicable.

          Item 8.   Exhibits.

               The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

            Regulation S-B
            Exhibit Number           Description

                5.1       Opinion of counsel regarding legality

               10.1       1992 Stock Option Plan

               10.2 1992 Non-statutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer

               23.1       Consent of Grant Thornton LLP

               23.2       Consent of Counsel (included as part of Exhibit
                          5.1)



          Item 9.   Undertakings.

                    (a)    The undersigned Registrant hereby undertakes:

                       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)   to include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the _Calculation of Registration Fee_ Table in the effective Registration Statement; and

                           (iii) to include any additional material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.










                       2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (b)   The undersigned Registrant hereby undertakes
                       that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                       1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c)    Insofar as indemnification for liabilities
                       arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cherry Hill, State of New Jersey on January 18, 2000.


                                      J & J SNACK FOODS CORP.

          Date: January 18, 2000                   By:     /s/Gerald     B.
                                      Shreiber

                                                              Gerald     B.
                                      Shreiber, Chairman, President,
                                      Chief Executive Officer and Director
                                      (Duly Authorized Officer)




               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald B. Shreiber, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


               SIGNATURE                CAPACITY                DATE

        s/Gerald B. Shreiber   Chairman, President, Chief   January 18, 2000
        Gerald B. Shreiber     Executive Officer and
                               Director (Principal
                               Executive Officer)


        s/Robert M. Radano     Senior Vice President,       January 18, 2000
        Robert M. Radano       Chief Operating Officer
                               and Director(Principal
                               Operating Officer)


        s/Dennis G. Moore      Senior Vice President,       January 18, 2000
        Dennis G. Moore        Chief Financial Officer
                               and Director (Principal
                               Financial Officer)


        s/Stephen N. Frankel   Director                     December 30, 1999
        Stephen N. Frankel


        s/Leonard M. Lodish    Director                     December 30, 1999
        Leonard M. Lodish


        s/Peter G. Stanley     Director                     December 30, 1999
        Peter G. Stanley




                                    EXHIBIT INDEX


          S-B Exhibit Numbers                 Description

                5.1                Opinion of Counsel regarding legality

               10.1                1992 Stock Option Plan

               10.2 1992 Non-statutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer

               23.1                Consent of Grant Thornton LLP

               23.2                Consent of Counsel (included as part of
                                   Exhibit 5.1)